Exhibit 99.e.ii

Appendix A

EXHIBIT A

QuantShares US Market Neutral Momentum Fund

QuantShares US Market Neutral Value Fund

QuantShares US Market Neutral Size Fund

QuantShares US Market Neutral Anti-Beta ETF

QuantShares US High Dividend Absolute Return Fund

QuantShares US Low Beta Absolute Return Fund

QuantShares US Relative Value Fund

QuantShares US Low Beta Fund

QuantShares US High Quality Fund

QuantShares US High Momentum Fund

QuantShares Hedged Dividend Income Fund

QuantShares Equal Weighted Value Factor Fund

QuantShares Equal Weighted Low Beta Factor Fund

QuantShares Equal Weighted High Momentum Factor Fund